UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28025	86-0951473

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 15th Floor, New York, NY		10017

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-673-8435

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 22, 2009, we issued an aggregate number of 19,941,505 shares of common stock to Mr. Asi Shalgi, our CEO, Mr. Ariel Malik, our controlling shareholder, and Mr. Yanai Man, the former CEO of Global NRG Pacific Ltd., in connection with the conversion to Company common stock of their loan to the Company in the aggregate amount of NIS 750,000 ($199,415) originally made by such individuals in July 2008. The share value in the transaction was $0.01 per share which is equal to the purchase price per share in the securities purchase agreement that we recently signed with Yuval Ganot.

In addition, we issued an aggregate number of 4,800,000 shares of common stock to Mr. Yanai Man in exchange for the cancellation of the remaining balance of a loan from Mr. Man in the amount of $48,000.

We issued the securities to these individuals pursuant to the exemption from registration provided for under Regulation S and/or Section 4(2) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC. By: /s/ Alex Werber —————————————— Alex Werber Chief Financial Officer

Date: October 1, 2009